UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 19, 2008

Date of report (Date of earliest event reported)
HMN FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24100	41-1777397

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057

(Address of Principal Executive Offices)	(Zip Code)
(507) 535-1200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 23, 2008, HMN Financial, Inc. (“HMN”), entered into a Letter Agreement, including a Securities Purchase Agreement—Standard Terms incorporated therein (collectively, the “Agreement”), with the United States Department of the Treasury (the “Treasury Department”). Pursuant to the Agreement, HMN issued and sold to the Treasury Department, for an aggregate purchase price of $26 million in cash, (i) 26,000 shares of HMN’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Preferred Stock”), and (ii) a ten-year warrant (the “Warrant” and together with the Preferred Stock, the “Securities”) to purchase up to 833,333 shares of HMN’s common stock, par value $0.01 per share (the “Common Stock”), at an initial exercise price of $4.68 per share. The Securities were issued and sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. HMN entered into the Agreement pursuant to its participation in the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (the “EESA”). Following the execution of the Agreement on December 23, 2008 (the “Original Issue Date”), HMN and the Treasury Department completed the purchase and sale of the Securities.
The Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and at a rate of 9% per year thereafter, but such dividends will be paid only if, as and when declared by HMN’s Board of Directors. The Preferred Stock has no maturity date. The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of HMN. For the first three years, HMN may redeem all or any portion of the Preferred Stock (at the liquidation amount per share plus accrued and unpaid dividends) only if (i) HMN has raised aggregate gross proceeds in excess of $6.5 million in one or more “qualified equity offerings” and (ii) the aggregate redemption price for the Preferred Stock being redeemed does not exceed the aggregate net proceeds from such qualified equity offerings. After three years, HMN may redeem the Preferred Stock, in whole or in part, at any time at the liquidation amount per share plus accrued and unpaid dividends. The Preferred Stock is generally non-voting, other than certain class voting rights. The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
The Treasury Department received the Warrant as a part of its purchase of the Preferred Stock. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our Common Stock, and upon certain issuances of Common Stock at or below a specified price. The Warrant is immediately exercisable and expires ten years from the Original Issue Date. If, on or prior to December 31, 2009, HMN has received aggregate gross cash proceeds of not less than $26 million from “qualified equity offerings,” the number of shares of Common Stock issuable pursuant to the exercise of the Warrant will be reduced by one-half the original number of shares underlying the Warrant, taking into account all adjustments. The Treasury Department has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.
Upon the request of the Treasury Department at any time, HMN has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depository shares may be issued. HMN also has agreed to register under applicable federal and state securities laws the Preferred Stock, the Warrant, the Common Stock underlying the Warrant and the Depository Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer, or exercise its right to purchase, an aggregate of one-half of the shares of Common Stock underlying the Warrant prior to the earlier of (i) the date on which HMN has received aggregate gross cash proceeds of not less than $26 million from “qualified equity offerings,” and (ii) December 31, 2009.
Pursuant to the Agreement, HMN has agreed to certain restrictions on executive compensation that could limit the tax deductibility of compensation HMN pays to its executive management. HMN also has agreed that, until such time as the Treasury Department ceases to own any securities acquired from HMN pursuant to the Agreement or the Warrant, HMN will (i) take all necessary actions to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA and (ii) not adopt any benefit plans with respect to, or which cover, HMN’s senior executive officers that do not comply with Section 111(b) of the EESA. Each of HMN’s senior executive officers have (1) entered into an Agreement with Senior Executive Officer to Amend Certain Benefit Plans of the Company (an “SEO Agreement”), amending certain plans to incorporate a provision requiring compliance with the foregoing and (2) executed a waiver voluntarily waiving any claim against the Treasury Department or HMN for any changes to such senior executive officer’s compensation or benefits that are required to comply with Section 111(b) of EESA or any regulation thereunder.

The foregoing descriptions contained in this Item 1.01 are not intended to be complete and are qualified in their entirety by reference to Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. Such Exhibits are hereby incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information regarding the issuance and sale of the Preferred Stock and the Warrant set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification of Rights to Security Holders.
Prior to December 23, 2011, unless HMN has redeemed the Preferred Stock or the Treasury Department has transferred the Preferred Stock to a non-affiliated third party, the consent of the Treasury Department will be required for HMN to (i) declare or pay any dividend or make any distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.25 per share, which is the amount of the most recent regular dividend declared by HMN) or (ii) redeem, purchase or acquire shares of Common Stock or other equity or capital securities of HMN, other than in connection with the administration of HMN’s benefit plans consistent with past practice and certain other circumstances specified in the Agreement. These restrictions are in addition to any existing limitations on HMN’s ability to take such actions.
Under the Certificate of Designations described in Item 5.03, HMN’s ability to declare or pay dividends or repurchase Common Stock or other equity or capital securities will be subject to restrictions in the event HMN fails to declare and pay (or set aside for payment) full dividends on the Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information regarding executive compensation set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 19, 2008, HMN filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Amended and restated Certificate of Incorporation establishing the terms of the Preferred Stock. The Certificate of Designations was effective immediately upon filing. The description of the terms of the Preferred Stock set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference. A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.
On December 23, 2008, HMN issued a press release announcing the issuance and sale of the Preferred Stock and the Warrant. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of HMN Financial, Inc.

4.1	Warrant to Purchase Common Stock, dated December 23, 2008.

10.1	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement—Standard Terms incorporated therein by reference, between HMN Financial, Inc. and the United States Department of the Treasury.

10.2	Form of Agreement with Senior Executive Officer to Amend Certain Benefit Plans of the Company.

10.3	Form of Waiver by Senior Executive Officers.

99.1	Press release dated December 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN FINANCIAL, INC.
Date: December 23, 2008	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description	Manner of Filing
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of HMN Financial, Inc.	Filed Electronically

4.1	Warrant to Purchase Common Stock, dated December 23, 2008.	Filed Electronically

10.1	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement—Standard Terms incorporated therein by reference, between HMN Financial, Inc. and the United States Department of the Treasury.	Filed Electronically

10.2	Form of Agreement with Senior Executive Officer to Amend Certain Benefit Plans of the Company.	Filed Electronically

10.3	Form of Waiver by Senior Executive Officers.	Filed Electronically

99.1	Press release dated December 23, 2008.	Filed Electronically